(11) COMPUTATION OF PER SHARE AMOUNTS

                                                                     Nine months ended             Nine months ended
                                                                        September 30                  September 30
                                                                    ----------------------------   --------------------------------
                                                                        1999           1998            1999           1998
                                                                    -------------  -------------   -------------  -------------
Net loss                                                            $ (8,506,172)  $ (6,068,994)   $ (2,927,739)  $ (2,362,568)
  Series B preferred stock dividend
                                                                         (17,578)      (131,503)           -          (48,147)
  Series C redeemable preferred
     stock dividend and accretion                                       (344,504)      (109,179)        (95,255)      (66,992)
                                                                    -------------  -------------   -------------  -------------
Loss applicable to common shareholders                              $ (8,868,254)  $ (6,309,676)   $ (3,022,994)  $ (2,477,707)

                                                                    =============  =============   =============  =============

Basic and diluted weighted average shares outstanding                 54,109,313     38,320,832      57,360,994     50,429,994

Common equivalent shares representing shares issuable upon exercise   17,454,599     25,520,198      17,454,599     25,520,198
of stock options
Add back of common equivalents shares due to antidilutive shares     (17,454,599)   (25,520,198)    (17,454,599)   (25,520,198)
                                                                    -------------  -------------   -------------  -------------
Dilutive adjusted weighted average shares                             54,109,313     38,320,832      57,360,994     50,429,994

                                                                    =============  =============   =============  =============


Basic net loss per share                                                   (0.16)         (0.16)          (0.05)         (0.05)

Diluted net loss per share                                                 (0.16)         (0.16)          (0.05)         (0.05)
